
            GUARANTEED WITHDRAWAL BENEFIT (GWB) RIDER SPECIFICATIONS

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
GWB EFFECTIVE DATE:                             [April 29, 2012]

INITIAL TOTAL GUARANTEED WITHDRAWAL AMOUNT:     [$100,000.00]

MAXIMUM BENEFIT AMOUNT:                         [$5,000,000]

GWB PURCHASE PAYMENT PERIOD:                    [120 days from the Effective Date]

GWB ADJUSTMENT ANNIVERSARY:                     [5th Contract Anniversary, 10th Contract Anniversary]

GWB ADJUSTMENT PERCENTAGE:                      [5th Contract Anniversary - 20%
                                                10th Contact Anniversary - 20%]

GWB WITHDRAWAL RATE:                            4.50% If the first withdrawal is taken before the 5th Contract Anniversary.
                                                5.00% If the first withdrawal is taken on or after the 5th Contract Anniversary but before the 10th Contract Anniversary.
                                                5.50% If the first withdrawal is taken or after the 10th Contract Anniversary.

AUTOMATIC STEP-UP DATE:                         [Every Contract Anniversary]

MAXIMUM AUTOMATIC STEP-UP AGE:                  [85]

GWB MAXIMUM FEE RATE:                           [1.60%]

GWB FEE RATE:                                   [[If Additional Withdrawal Rate Feature is not elected]
                                                0.80% if Remaining Guaranteed Withdrawal Amount is greater than zero
                                                0.00% if Remaining Guaranteed Withdrawal Amount is zero]

GWB CANCELLATION WINDOW PERIODS:                [30 day period following the 5th, 10th, and 15th and later Contract
                                                Anniversaries following the Effective Date]

GWB PRINCIPAL ADJUSTMENT ELIGIBILITY DATE:      [15th Contract Anniversary following the Effective Date ]

GWB MAXIMUM CONTINUATION AGE:                   [85]

ALLOCATION, TRANSFER AND REBALANCING LIMITS:
--------------------------------------------

GWB INVESTMENT DIVISIONS:                       [AllianceBernstein Global Dynamic Allocation Portfolio
                                                AQR Global Risk Balanced Portfolio
                                                BlackRock Global Tactical Strategies Portfolio
                                                Invesco Balanced-Risk Allocation Portfolio
                                                JPMorgan Global Active Allocation Portfolio
                                                MetLife Balanced Plus Portfolio
                                                MetLife Multi-Index Targeted Risk Portfolio
                                                Schroders Global Multi-Asset Portfolio
                                                Pyramis Government Income Fund]

PLATFORM 1 MINIMUM PERCENTAGE:                  NO LIMITS APPLY

PLATFORM 1 INVESTMENT DIVISIONS:                N/A

ML-GWB (4/13)

PLATFORM 2 MAXIMUM PERCENTAGE:                  NO LIMITS APPLY

PLATFORM 2 INVESTMENT DIVISIONS:                N/A

PLATFORM 3 MAXIMUM PERCENTAGE:                  NO LIMITS APPLY

PLATFORM 3 INVESTMENT DIVISIONS:                N/A

PLATFORM 4 MAXIMUM PERCENTAGE:                  NO LIMITS APPLY

PLATFORM 4 INVESTMENT DIVISIONS:                N/A

ML-GWB (4/13)

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   GUARANTEED WITHDRAWAL BENEFIT WITHDRAWAL RATE ENHANCEMENT SPECIFICATIONS:

WITHDRAWAL ENHANCEMENT WAITING PERIOD:                [3 Years]

WITHDRAWAL ENHANCEMENT RATE:                          [150%]

MINIMUM WITHDRAWAL ENHANCEMENT CONFINEMENT PERIOD:    [60 days]

MAXIMUM WITHDRAWAL ENHANCEMENT AGE:                   [90]

ML-GWB (4/13)